Exhibit 5.1

Mitchell Silberberg & Knupp llp
A Law Partnership Including Professional Corporations

July 16, 2025

reAlpha Tech Corp.

6515 Longshore Loop, Suite 100

Dublin, Ohio 43017

Re:	reAlpha Tech Corp. - Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to reAlpha Tech Corp., a Delaware corporation (the “Company”), in connection with the preparation and filing of the Company’s registration statement on Form S-1 (as amended, the “Registration Statement”), including a related prospectus contained therein (the “Prospectus”), with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), relating to the offering by the Company of up to a maximum aggregate offering price of $12,250,000 of (i) shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (ii) pre-funded warrants to purchase shares of Common Stock (the “Pre-funded Warrants”), (iii) Series A-1 warrants to purchase shares of Common Stock (the “Series A-1 Warrants”), (iv) Series A-2 warrants to purchase shares of Common Stock (the “Series A-2 Warrants”), (v) warrants to purchase shares of Common Stock to be issued to the placement agent (the “Placement Agent Warrants”), and (vi) the shares of common stock issuable upon exercise of the Pre-funded Warrants, the Series A-1 Warrants, the Series A-2 Warrants and the Placement Agent Warrants (the “Pre-funded Warrant Shares,” the “Series A-1 Warrant Shares,” the “Series A-2 Warrant Shares” and the “Placement Agent Warrant Shares,” respectively).

In connection therewith, we have examined and relied upon original, certified, conformed, photostat or other copies of (a) the Company’s Second Amended and Restated Certificate of Incorporation, as amended from time to time, and the Company’s Second Amended and Restated Bylaws, as amended from time to time, (b) resolutions of the board of directors of the Company, (c) the Registration Statement and the Prospectus; (d) the form of Securities Purchase Agreement to be entered into by and among the Company and the purchasers to be identified on the signature pages thereto, substantially in the form filed as Exhibit 10.42 to the Registration Statement (the “Securities Purchase Agreement”), (e) the form of Pre-funded Warrant, (f) the form of Series A-1 Warrant, (g) the form of Series A-2 Warrant, (h) the form of Placement Agent Warrant, (i) that certain Engagement Letter, dated March 24, 2025, between the Company and H.C. Wainwright & Co., LLC, the placement agent (the “Engagement Agreement”), and (j) such corporate records of the Company, certificates of public officials, certificates of officers of the Company and other documents, agreements and instruments as we have deemed necessary as a basis for the opinions herein contained. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. In passing upon certain corporate records and documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and we express no opinion thereon.

We have further assumed the legal capacity of natural persons, and we have assumed that each party to the documents we have examined or relied on (other than the Company) has the legal capacity or authority and has satisfied all legal requirements that are applicable to that party to the extent necessary to make such documents enforceable against that party.

437 Madison Ave., 25th Floor, New York, New York 10022-7001 Phone: (212) 509-3900 Fax: (212) 509-7239 Website: www.msk.com

July 16, 2025

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1.	The Shares have been duly authorized for issuance and, when issued, delivered and paid for in accordance with the terms of the Securities Purchase Agreement and as described in the Registration Statement and the Prospectus, will be validly issued, fully paid and non-assessable.

2.	The Pre-funded Warrants, the Series A-1 Warrants and the Series A-2 Warrants have been duly authorized by the Company and, when delivered and paid for in accordance with the terms of the Securities Purchase Agreement and as described in the Registration Statement and the Prospectus, will be valid and binding obligations of the Company.

3.	The Placement Agent Warrants have been duly authorized by the Company and, when delivered and paid for in accordance with the terms of the Engagement Agreement and as described in the Registration Statement and the Prospectus, will be valid and binding obligations of the Company.

4.	The Pre-funded Warrant Shares, the Series A-1 Warrant Shares, the Series A-2 Warrant Shares and the Placement Agent Warrant Shares have been duly authorized for issuance and, when issued and delivered against payment therefor upon the exercise of the applicable Pre-funded Warrant, Series A-1 Warrant, Series A-2 Warrant and Placement Agent Warrant in accordance with the terms therein and as described in the Registration Statement and the Prospectus, will be validly issued, fully paid and non-assessable.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as expressly stated herein with respect to the issuance of the Shares, the Pre-funded Warrants, the Pre-funded Warrant Shares, the Series A-1 Warrants, the Series A-1 Warrant Shares, the Series A-2 Warrants, the Series A-2 Warrant Shares, the Placement Agent Warrants and the Placement Agent Warrant Shares. This opinion is opining upon and is limited to the current federal laws of the United States and the General Corporation Law of the State of Delaware, and as to the Pre-funded Warrants, the Series A-1 Warrants, the Series A-2 Warrants and the Placement Agent Warrants constituting valid and legally binding obligations of the Company, the laws of the State of New York, as such laws presently exist and to the facts as they presently exist. We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction. We assume no obligation to revise or supplement this opinion letter should the laws of such jurisdiction be changed after the date hereof by legislative action, judicial decision, or otherwise.

July 16, 2025

We express no opinion with respect to the enforceability of any agreement or instrument or any provision thereof (i) to the extent such enforceability may be subject to, or affected by, applicable bankruptcy, insolvency, moratorium or similar state or federal laws affecting the rights and remedies of creditors generally (including, without limitation, fraudulent conveyance laws) or general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (ii) providing for specific performance, injunctive relief or other equitable remedies (regardless of whether such enforceability is sought in a proceeding in equity or at law), (iii) providing for indemnification or contribution, which provisions may be limited by federal and state securities laws or policies underlying such laws, (iv) requiring any waiver of stay or extension laws, diligent performance or other acts which may be unenforceable under principles of public policy or (v) providing for a choice of law, jurisdiction or venue. We have assumed that such agreements, instruments or provisions are enforceable.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as the Company’s counsel and to all references made to us in the Registration Statement and in the prospectus forming a part thereof. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder. This opinion is given as of the effective date of the Registration Statement, and we are under no duty to update the opinions contained herein.

Very truly yours,

/s/ MITCHELL SILBERBERG & KNUPP LLP